Contact:      Sheila Davis
              Public Relations/Investor Relations Manager
              641/585-6803


                          WINNEBAGO INDUSTRIES REPORTS
                  RECORD SECOND QUARTER AND SIX MONTHS RESULTS

FOREST CITY, IOWA, March 18, 2004 -- Winnebago Industries, Inc. (NYSE: WGO), the nation's leading motor home manufacturer, today reported record net income for the second quarter ended February 28, 2004 of $15.9 million, a 29 percent increase compared to net income of $12.3 million for the second quarter of fiscal 2003. On a per share basis, the Company earned a record 46 cents per diluted share for the second quarter of fiscal 2004, a 44 percent increase compared to 32 cents per diluted share for the second quarter of fiscal 2003.
     Record revenues for the second quarter of fiscal 2004 were $266.0 million, an increase of 43 percent when compared to revenues of $186.0 million for the second quarter of fiscal 2003.
    Net income for the first six months of fiscal 2004 was a record $33.9 million, a 19 percent increase when compared to net income of $28.6 million for the first six months of fiscal 2003. On a per share basis, the Company earned a record 96 cents per diluted share for the first six months of fiscal 2004, a 28 percent increase compared to 75 cents per diluted share for the first six months of fiscal 2003.
    For the first six months of fiscal 2004, the Company reported record revenues of $521.0 million, a 24 percent increase compared to $419.3 million for the first six months of fiscal 2003.
    "We are extremely pleased with our strong earnings performance for the second quarter and first six months of fiscal 2004," said Winnebago Industries' Chairman, CEO and President Bruce D. Hertzke. "Sales of our 2004 Class A diesel products have been particularly strong since their debut last fall, resulting in an increase in Class A diesel unit volume of 96 percent in the second quarter of fiscal 2004 compared to the volume for the same period in fiscal 2003. Winnebago Industries also saw growth in Class C sales, with an increase of 41 percent in unit volume compared to the second quarter last year."
    The results of the quarter benefited from strong motor home sales, which were offset in part by a mix of more competitively priced products, an accrual of three cents a share for costs associated with an impending product recall, relatively higher manufacturing expense levels, and higher stock-based incentive compensation expense.
    "Based on our sales order backlog, we are looking forward to the spring and summer selling season," Hertzke said. "On February 28, 2004, Winnebago Industries had 2,933 orders on hand for the Company's motor homes, an increase of 55 percent from the sales order backlog we reported at the end of the second quarter last year of 1,890 motor homes. Our 2004 products continue to perform extremely well in the marketplace. We also continue to believe long-term prospects remain extremely positive. Economic factors have improved since last year at this time. Demographic trends also continue to be in our favor for long-term growth. According to the University of Michigan `Consumer Demographic Profile' study published in 2002 and conducted for the RV industry, long-term prospects for the industry will be favorably impacted due to the increased popularity of RVs, the growth in the prime target audience of people over age 50, and broadening age range of people who are buying motor homes."

     On March 5, 2004, Winnebago Industries completed the two for one stock split announced on January 14, 2004. All per share information in this release has been adjusted to reflect the stock split.
     Winnebago Industries will conduct a conference call in conjunction with this release at 10 a.m. ET today, Thursday, March 18, 2004. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of Company's website at www.winnebagoind.com, at www.shareholder.com/winnebago/medialist.cfm or www.vcall.com. The event will be archived and available for replay for the next 90 days.
ABOUT WINNEBAGO INDUSTRIES
     Winnebago Industries, Inc. is the leading United States manufacturer of motor homes, self-contained recreation vehicles used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes under the Winnebago, Itasca, Rialta and Ultimate brand names with state-of-the-art computer-aided design and manufacturing systems on automotive-styled assembly lines. The Company's common stock is listed on the New York, Chicago and Pacific Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries investor relations material, to add your name to an automatic email list for Company news releases or for information on a dollar-based stock investment service for the Company's stock, visit, http://www.winnebagoind.com/html/company/investorRelations.html
     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to reactions to actual or threatened terrorist attacks, the availability and price of fuel, a significant increase in interest rates, a slowdown in the economy, availability of chassis, sales order cancellations, slower than anticipated sales of new or existing products, new products introduced by competitors and other factors. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or from the Company upon request.
                                    - more -

                           WINNEBAGO INDUSTRIES, INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          QUARTER ENDED        SIX MONTHS ENDED
                                     2/28/2004   3/1/2003  2/28/2004   3/1/2003
                                     ---------   --------  ---------   --------

Net revenues                          $266,033   $185,958   $520,966   $419,305
Cost of goods sold                     231,004    159,590    446,472    357,865
                                      -----------------------------------------
   Gross profit                         35,029     26,368     74,494     61,440
                                      -----------------------------------------
Operating expenses
   Selling                               4,461      4,068      9,022      8,755
   General and administrative            6,039      2,932     11,777      8,036
                                      -----------------------------------------
     Total operating expenses           10,500      7,000     20,799     16,791
                                      -----------------------------------------
Operating income                        24,529     19,368     53,695     44,649
Financial income                           283        420        586        695
                                      -----------------------------------------
Pre-tax income                          24,812     19,788     54,281     45,344
Provision for taxes                      8,932      7,898     20,334     17,576
                                      -----------------------------------------
Income from continuing operations       15,880     11,890     33,947     27,768
Income from discontinued operations
    (net of taxes)                          --        419         --        819
                                      -----------------------------------------
Net income                            $ 15,880   $ 12,309   $ 33,947   $ 28,587
                                      =========================================
Income per share (basic)
  From continuing operations          $    .47   $    .32   $    .98   $    .74
  From discontinued operations              --        .01         --        .02
                                      -----------------------------------------
    Net income                        $    .47   $    .33   $    .98   $    .76
                                      =========================================
Number of shares used in per share
   calculations - basic                 33,928     37,550     34,613     37,500
                                      =========================================
Income per share (diluted)
  From continuing operations          $    .46   $    .31   $    .96   $    .73
  From discontinued operations              --        .01         --        .02
                                      -----------------------------------------
    Net income                        $    .46   $    .32   $    .96   $    .75
                                      =========================================
Number of shares used in per share
   calculations - diluted               34,545     38,224     35,196     38,226
                                      =========================================

On January 14, 2004, the Company's Board of Directors declared a two-for-one stock split effected in the form of a 100% stock dividend distributed on March 5, 2004 to shareholders of record as of February 20, 2004. All share and per share amounts have been restated to reflect the retroactive effect of the stock split.

Certain prior period information has been reclassified to conform to the current year presentation.

                           WINNEBAGO INDUSTRIES, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                            FEB. 28, 2004   AUG. 30, 2003
                                            -------------   -------------
ASSETS
Current assets
  Cash and cash equivalents                      $ 56,716       $ 99,381

  Receivables
                                                   41,165         30,885
  Inventories
                                                  137,383        114,282
  Other
                                                   14,027         12,741
                                                 -----------------------
    Total current assets
                                                  249,291        257,289
Property and equipment, net
                                                   63,412         63,318
Deferred income taxes
                                                   23,165         22,491
Investment in life insurance
                                                   22,421         22,794
Other assets
                                                   12,891         11,570
                                                 -----------------------
    Total assets                                 $371,180       $377,462

                                                 =======================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                               $ 50,598       $ 52,239

  Income taxes payable
                                                    6,060             --
  Accrued expenses
                                                   52,368         40,159
                                                 -----------------------
    Total current liabilities
                                                  109,026         92,398
Post retirement health care and
  deferred compensation benefits
                                                   78,523         74,438
Stockholders' equity
                                                  183,631        210,626
                                                 -----------------------
    Total liabilities and stockholders' equity   $371,180       $377,462

                                                 =======================

                           WINNEBAGO INDUSTRIES, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                        SIX MONTHS ENDED
                                                                    2/28/2004      3/1/2003
                                                                   -----------    -----------
Cash flows from operating activities
   Net income                                                      $    33,947    $    28,587

   Income from discontinued operations                                      --           (819)
                                                                   -----------    -----------
   Income from continuing operations                                    33,947         27,768
Adjustments to reconcile net income to net cash provided by
   operating activities

   Depreciation and amortization                                         4,759          4,017

   Tax benefit of stock options                                          2,328            867

   Other                                                                   504            389
Change in assets and liabilities
   (Increase) decrease in receivable and other assets                  (11,446)        10,479
   Increase in inventories                                             (23,101)       (13,751)

   Increase in deferred income taxes                                    (2,248)        (1,412)

   Increase (decrease) in accounts payable and accrued expenses         10,568         (1,604)

   Increase in income taxes payable                                      7,485          1,737

   Increase in postretirement benefits                                   2,891          2,343
                                                                   -----------    -----------
   Net cash provided by continuing operations                           25,687         30,833

   Net cash provided by discontinued operations                             --              8
                                                                   -----------    -----------
Net cash provided by operating activities                               25,687         30,841
                                                                   -----------    -----------

Cash flows used in investing activities
   Purchases of property and equipment                                  (4,967)       (17,559)

   Other                                                                  (115)        (1,458)
                                                                   -----------    -----------
   Net cash used in continuing operations                               (5,082)       (19,017)

   Net cash used in discontinued operations                                 --         (4,255)
                                                                   -----------    -----------
Net cash used in investing activities                                   (5,082)       (23,272)
                                                                   -----------    -----------

Cash flows used in financing activities and capital transactions
   Payments for purchase of common stock                               (63,979)       (10,521)

   Payment of cash dividends                                            (3,517)        (1,887)

   Proceeds from issuance of common and treasury stock                   4,226          2,121
                                                                   -----------    -----------
Net cash used in financing activities and capital transactions         (63,270)       (10,287)
                                                                   -----------    -----------


Net decrease in cash and cash equivalents                              (42,665)        (2,718)

Cash and cash equivalents-beginning of period                           99,381         42,225
                                                                   -----------    -----------

Cash and cash equivalents-end of period                            $    56,716    $    39,507
                                                                   ===========    ===========

                           WINNEBAGO INDUSTRIES, INC.
                         UNAUDITED MOTOR HOME DELIVERIES
                                (VOLUME IN UNITS)


                               QUARTER ENDED             SIX MONTHS ENDED
                           2/28/2004     3/1/2003     2/28/2004     3/1/2003
                         -------------- ------------ ------------- ------------
Unit deliveries
  Class A gas                    1,268        1,157         2,610        2,677
  Class A diesel                   716          366         1,245          773
  Class C                        1,038          736         2,129        1,734
                         -------------- ------------ ------------- ------------
     Total deliveries            3,022        2,259         5,984        5,184


                WINNEBAGO INDUSTRIES, INC.
          UNAUDITED BACKLOG AND DEALER INVENTORY
                    (VOLUME IN UNITS)


                                         AS OF
                                2/28/2004       3/1/2003
                              --------------- -------------
Sales order Backlog
  Class A gas                          1,234           732
  Class A diesel                         794           297
  Class C                                905           861
                              --------------- -------------
     Total backlog*                    2,933         1,890

Dealer inventory                       5,359         4,944

* The Company includes in its backlog all accepted orders from dealers shippable within the next six months. Orders in backlog can be cancelled or postponed at the option of the purchaser at any time without penalty and, therefore, backlog may not necessarily be an accurate measure of future sales.



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